                                                                      EXHIBIT 11
                                                                     Page 1 of 2

                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    THREE MONTHS ENDED
                                                    ------------------
                                                  MARCH 25,     MARCH 26,
                                                    1995          1994
                                                ------------  ------------
 PRIMARY:
   Income before cumulative effect of
     change in accounting principle              $ 2,187,131   $ 3,859,416
   Cumulative effect of change in accounting
     principle for income taxes                            -             -
                                                 -----------   -----------
   Net income                                    $ 2,187,131   $ 3,859,416
                                                 ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,289,829    18,421,580
                                                 ===========   ===========
   Primary earnings per common share before
     cumulative effect of change in accounting
     principle                                   $       .12   $       .21
   Cumulative effect of change in accounting
     principle for income taxes                            -             -
                                                 -----------   -----------
   Primary earnings per common share             $       .12   $       .21
                                                 ===========   ===========

 FULLY DILUTED:
   Income before cumulative effect of
     change in accounting principle              $ 2,187,131   $ 3,859,416
   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                         530,097       522,353
                                                 -----------   -----------
   Fully diluted earnings before cumulative
     effect of change in accounting principle      2,717,228     4,381,769
   Cumulative effect of change in accounting
     principle for income taxes                            -             -
                                                 -----------   -----------
   Fully diluted earnings                        $ 2,717,228   $ 4,381,769
                                                 ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,289,829    18,421,580
     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,374,685     3,375,135
                                                 -----------   -----------
     Weighted average number of common
      shares outstanding as adjusted              21,664,514    21,796,715
                                                 ===========   ===========

   Fully diluted earnings per common share
     before cumulative effect of change in
     accounting principle**                      $       .12   $       .20
   Cumulative effect of change in accounting
     principle for income taxes                            -             -
                                                 -----------   -----------
   Fully diluted earnings per common share**     $       .12   $       .20
                                                 ===========   ===========

*        See note B of the notes to unaudited interim financial statements.
** The effect for the three month period ended March 25, 1995 of the conversion of the Convertible Subordinated Debentures was anti-dilutive and therefore the conversion was not assumed in the fully diluted calculation for this period.





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

                                                                      EXHIBIT 11
                                                                     Page 2 of 2

                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    SIX MONTHS ENDED
                                                    ----------------
                                                  MARCH 25,     MARCH 26,
                                                    1995          1994
                                                ------------  ------------
 PRIMARY:
   Income before cumulative effect of
     change in accounting principle              $ 6,024,919  $ 7,704,545
   Cumulative effect of change in accounting
     principle for income taxes                            -    3,334,860
                                                 -----------  -----------
   Net income                                    $ 6,024,919  $11,039,405
                                                 ===========  ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,321,171   18,358,174
                                                 ===========  ===========

   Primary earnings per common share before
     cumulative effect of change in accounting
     principle                                   $       .33  $       .42
   Cumulative effect of change in accounting
     principle for income taxes                            -          .18
                                                 -----------  -----------
   Primary earnings per common share             $       .33  $       .60
                                                 ===========  ===========

 FULLY DILUTED:
   Income before cumulative effect of
     change in accounting principle              $ 6,024,919  $ 7,704,545
   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                       1,058,209    1,044,708
                                                 -----------  -----------
   Fully diluted earnings before cumulative
     effect of change in accounting principle      7,083,128    8,749,253
   Cumulative effect of change in accounting
     principle for income taxes                            -    3,334,860
                                                 -----------  -----------
   Fully diluted earnings                        $ 7,083,128  $12,084,113
                                                 ===========  ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,321,171   18,358,174
     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,374,685    3,375,135
                                                 -----------  -----------
     Weighted average number of common
      shares outstanding as adjusted              21,695,856   21,733,309
                                                 ===========  ===========

   Fully diluted earnings per common share
     before cumulative effect of change in
     accounting principle                        $       .33  $       .40
   Cumulative effect of change in accounting
     principle for income taxes                            -          .16
                                                 -----------  -----------
   Fully diluted earnings per common share       $       .33  $       .56
                                                 ===========  ===========

 *        See note B of the notes to unaudited interim financial statements.





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